 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2012

ORIGINOIL, INC.
 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification No.)

5645 West Adams Boulevard Los Angeles, California 90016
[Missing Graphic Reference] (Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (323) 939-6645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2012, our board of directors increased the size of the board of directors from three to four directors and appointed Steven Glovsky, age 48, as director, effective April 9, 2012.

Mr. Glovsky is currently a consultant of a robotics company that designs and builds mobile robots for use in manufacturing. Prior to that from 2008 until 2009, he served as Director of Enrollment for Adult Studies at Aquinas College, managed by the Institute for Professional Development (a division of Apollo Group (NASDAQ:APOL). From 2000 until 2008, Mr. Glovsky served as a consultant to a number of technology and media companies, where he advised the Chief Executive Officers and Division Managers on strategic, product, business and financial matters; including MaxPreps, Inc. (acquired by CBS), a leading online sports publisher, Adstar, Inc. (NASDAQ: ADST), a technology company in the publishing industry and Titan (NYSE:TTN - acquired by L-3 Communications), a leading provider of information and communications products, solutions, and services to government entities. Among his responsibilities at AdStar, Mr. Glovsky managed the initial set up and implementation of Sarbanes-Oxley and SAS70 regulatory requirements. Prior to this Mr. Glovsky was a Senior Manager at Arthur Andersen in the turnaround and bankruptcy practice. Mr. Glovsky also spent five years in the banking industry at Bank of America where he managed an employee compensation program for 6,000+ employees and Security Pacific National Bank where he built and managed compensation programs for four operating divisions. Mr. Glovsky is a non-practicing attorney of law. He received his Juris Doctor from the University of Southern California Law Center and Bachelor of Arts from Tufts University.

Mr. Glovsky has no family relationship with any of our executive officers or directors. There are no arrangements or understandings between Mr. Glovsky and any other person pursuant to which he was appointed as director. There have been no related party transactions in the past two years in which we were or are to be a party, in which Mr. Glovsky has, or will have, a direct or indirect material interest.

Our board of directors approved Mr. Glovsky’s compensation for his services as a director consisting of five-year warrants to purchase 400,000 shares of our common stock at an exercise price of $1.75. In connection with the appointment, we intend to enter into our standard form of indemnification agreement with Mr. Glovsky.

Item 8.01	Other Events.

On March 29, 2012, our board of directors established an Audit Committee and a Compensation Committee and adopted the respective Committee Charters, copies of which are attached hereto as exhibits and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

99.1	Audit Committee Charter.

99.2	Compensation Committee Charter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINOIL, INC.

Dated: April 4, 2012	By:	/s/ T. Riggs Eckelberry
T. Riggs Eckelberry
Chief Executive Officer

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